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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 8, 2002



                             CASE CREDIT CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)



             33-80775-01                              76-0394710
     (COMMISSION FILE NUMBER)              (I.R.S. EMPLOYER IDENTIFICATION NO.)




  233 LAKE AVENUE, RACINE, WISCONSIN                      53403
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)




                                 (262) 636-6011
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


                                PAGE 1 OF 3 PAGES




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Item No. 7


                  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On June 24, 2002, CNH Global N.V. (the "Company"), the indirect parent Company of Case Credit Corporation, dismissed Arthur Andersen LLP ("Andersen") as its independent public accountants and appointed Deloitte & Touche LLP ("Deloitte") as its new independent accountants pursuant to an earlier shareholders resolution passed on behalf of itself and each of its directly or indirectly held subsidiary companies.

Andersen's reports on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2001 and December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company's fiscal years ended December 31, 2001 and December 31, 2000, and the subsequent interim period through June 24, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company's fiscal years ended December 31, 2001 and December 31, 2000, and the subsequent interim period through June 24, 2002.

During the Company's fiscal years ended December 31, 2001 and December 31, 2000, and the subsequent interim period through June 24, 2002, the Company did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.






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                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.



                                        CASE CREDIT CORPORATION



                                        By:  /S/ Debra E. Kuper
                                             --------------------------------
                                             Debra E. Kuper
                                             Vice President and Secretary




August 8, 2002




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